UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 7, 2013

____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of GrowLife, Inc. (“we,” “us” or “our”) filed on June 7, 2013 (the “Original 8-K”) regarding the purchase of all of the membership interests of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company and its wholly-owned subsidiary, GrowLife Hydroponics, Inc., and Sequoia, LLC, Pressure Drop Holdings, LLC, and Sachin Karia (collectively the “Sellers”).

As consideration for the Purchased Interests, the Company (1) paid to the Sellers in cash an aggregate of $550,000 on the closing date of the Acquisition, (2) issued to the Sellers an aggregate of 7,857,143 shares of the Company’s common stock (the “Shares”), and (3) issued to the Sellers 12% Senior Secured Convertible Promissory Notes in the aggregate principal amount of $800,000 (the “12% Notes”).

The sole purpose of this Amendment is to provide the financial statements and pro forma information required by Item 9.01 of Form 8-K, which were excluded from the Original 8-K in reliance on paragraphs (a)(4) and (b)(2) of Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. The financial statements required by this item are contained in Exhibit 99.1 to this Amendment and are incorporated herein by reference.

(b) Pro forma financial information. The pro forma financial information required by this item is contained in Exhibit 99.2 to this Amendment and is incorporated herein by reference.

(c) Shell company transactions. Not applicable.

(d)	Exhibits.

99.1	Financial Statements of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC
99.2	Pro Forma Financial Information of GrowLife, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: January 23, 2014

By: /s/ John Genesi
John Genesi
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Financial Statements of Rocky Mountain Hydroponics, LLC and Evergreen Garden Center, LLC
99.2	Pro Forma Financial Information of GrowLife, Inc.